Exhibit 8.1

[Patton Boggs LLP Letterhead]

March 12, 2014	Patton Boggs LLP (202) 457-6000

Board of Directors

The First Bexley Bank

2680 E. Main Street

Columbus, OH 43209

Board of Directors

First Financial Bancorp

225 East Fifth Street, Suite 700

Cincinnati, OH 45202

Ladies and Gentlemen:

We have acted as counsel to The First Bexley Bank (“First Bexley”) in connection with the proposed merger (the “Merger”) of First Bexley with and into First Financial Bank, National Association (“First Financial Bank”), a wholly-owned subsidiary of First Financial Bancorp. (“First Financial”), pursuant to the Agreement and Plan of Merger, dated December 17, 2013 (the “Merger Agreement”), as described in the proxy statement of First Bexley and the prospectus of First Financial, which are part of the registration statement on Form S-4 filed by First Financial with the U.S. Securities and Exchange Commission on or about March 12, 2014 (the “Registration Statement”) in connection with the Merger.

We hereby confirm that, in our opinion, the statements set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement are accurate in all material respects insofar as such statements describe provisions of United States federal income tax law applicable to First Financial, First Financial Bank, First Bexley and First Bexley shareholders who exchange their First Bexley common stock for First Financial common stock and cash pursuant to the terms of the Merger Agreement.

This opinion is only being furnished to First Bexley and First Bexley shareholders in connection with the Merger and is solely for their benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referenced for any other purpose whatsoever without our express written consent. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and references to our opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Patton Boggs LLP

PATTON BOGGS LLP